Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-4300, 333-31002, 333-103219, 333-140715, 333-199906, 333-249611, 333-45221, and 333-277037 on Form S-8 of our reports dated September 5, 2024, relating to the financial statements of STRATTEC SECURITY CORPORATION, and the effectiveness of STRATTEC SECURITY CORPORATION’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended June 30, 2024.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin
September 5, 2024